Exhibit 99.1

Radius Global Infrastructure Reports Second Quarter 2023 Results

Revenue Increased 30% YoY

NEW YORK – August 9, 2023 - Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest international owners and acquirors of real property interests and similar contractual rights underlying essential digital infrastructure assets, today reported financial results for the quarter ended June 30, 2023.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We generated quarterly Revenue of $42.5 million in the second quarter of 2023, up 30% from the second quarter of 2022, with Gross Profit increasing to $40.0 million, up 31% year-over-year. In the second quarter, our Annualized In-Place Rents increased by 34% year-over-year to $176.7 million. Our revenues are primarily triple net, inflation-linked rents underlying mission-critical communications sites. In the second quarter, we invested $110.9 million to acquire 223 communication sites that are generating $8.3 million of annual rent. As of June 30, 2023, Radius has approximately $358.5 million of total cash and cash equivalents, restricted cash (including long-term restricted cash), and short-term investments.”

RECENTLY ANNOUNCED TRANSACTION

As previously announced on March 1, 2023, Radius entered into a definitive agreement under which EQT Active Core Infrastructure (“EQT”) and the Public Sector Pension Investment Board (“PSP”), through certain of their controlled affiliates, will acquire the Company (the “Merger”). The Company has since obtained all antitrust and direct foreign investment approvals required in connection with the Merger except for one foreign direct investment approval that remains outstanding. The parties still expect the Merger to close in the third quarter of 2023, subject to the conditions set forth in the Merger Agreement, although there can be no assurance that the Merger will occur by that date. On June 15, 2023, the Merger was approved by the Company’s stockholders.

For additional information relating to this pending transaction, please refer to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2023 (as amended and supplemented) and other relevant materials that the Company has filed and may file with the SEC in connection with the Merger.

QUARTERLY RESULTS

Revenue increased 30% to $42.5 million for the three months ended June 30, 2023, as compared to revenue of $32.6 million for the three months ended June 30, 2022. The increase was primarily attributable to the additional revenue streams acquired through investments in real property interests made during the past year and also includes foreign exchange rate movements.

Gross Profit rose 31% to $40.0 million during the three months ended June 30, 2023, as compared to gross profit of $30.5 million in the corresponding prior year period, reflecting a gross profit (which we also refer to as ground cash flow) margin of approximately 94% during the three months ending June 30, 2023. Ground cash flow margin was impacted by expenses associated with fee simple interests acquired, primarily for property taxes.

Annualized In-Place Rents (“AIPR”) were $176.7 million as of June 30, 2023, an increase of $45.0 million, or 34% over AIPR of $131.7 million as of June 30, 2022. On a constant currency basis, AIPR would have increased 29% year-over-year to $170.5 million as of June 30, 2023.

YEAR-TO-DATE RESULTS

GAAP Revenue increased 32% to $83.7 million for the six months ended June 30, 2023, as compared to revenue of $63.2 million for the six months ended June 30, 2022.

GAAP Gross Profit rose 32% to $79.4 million in the first half of 2023, as compared to gross profit of $60.3 million in the corresponding prior year period.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $150.4 million and $259.7 million for the six months ended June 30, 2023 and 2022, respectively. This represented a decrease of $109.3 million, or 42%, for the six months ended June 30, 2023 over the corresponding prior year period.

Acquisition Capex was $159.1 million and $254.1 million for the six months ended June 30, 2023 and June 30, 2022, respectively, or a decrease of $95.0 million, or 37%, for the six months ended June 30, 2023 over the corresponding prior year period.

Please refer to the GAAP financial disclosures, reconciliations and comparisons to non-GAAP financial measurements set forth below and in the Company’s Form 10-Q for the quarter ended June 30, 2023.

LIQUIDITY

As of June 30, 2023, Radius had $358.5 million of total cash and cash equivalents, restricted cash (including long-term restricted cash), and short-term investments. Of this amount, approximately $320.1 million was available to deploy for asset acquisitions after excluding amounts that are required to be held in interest escrow accounts under certain long-term debt agreements.

FINANCING TRANSACTIONS

The summary below presents significant financing activities that have occurred in 2023.

•

In May and June 2023, Radius borrowed €50 million and €100 million, respectively (an aggregate of $162 million in USD equivalent) in floating rate loans under an upsized and amended multi-currency financing facility. The €50 million borrowing has a cash pay coupon based on the three-month EURIBOR plus 3.50% and 1.50% payment-in-kind. The €100 million borrowing has a cash pay coupon based on the three-month EURIBOR plus 5.00%. Interest on the borrowings is payable quarterly and each loan will mature in November 2028.

•

In July 2023, Radius made two borrowings totaling €110 million (or $121 million in USD equivalent as of the funding date) of the €1,750 million available under an upsized and amended financing facility that Radius entered into in December 2021. The fixed interest borrowing of €65 million accrues interest at an annual rate of approximately 6.4%. The floating rate interest rate loan of €45 million accrues interest based on the three-month EURIBOR plus 3.50%. Interest on the borrowings is payable quarterly and each loan will mature in July 2031.

OUTLOOK FOR 2023

As previously noted, the Company is not providing guidance with respect to the outlook for Acquisition Capex in 2023 in light of the pending Merger with EQT and PSP.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, plans and objectives, macroeconomic conditions and our proposed transaction with certain affiliates of EQT and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may,” “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on current beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, liquidity and our proposed transaction with certain affiliates of EQT and PSP. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from expected results are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: our proposed transaction with certain affiliates of EQT and PSP may not be completed in a timely manner or at all, including the risk that the last remaining required direct foreign investment approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect us or our ability to satisfy the conditions to closing of the Merger; the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, , including the failure (a) to receive and the last remaining required direct foreign investment approval (or any conditions, limitations or restrictions placed on such approvals) and (b) to satisfy conditions related to (i) there being no event of default under certain of the Company’s existing debt facilities, (ii) certain waivers of change of control provisions under certain of the debt agreements of the Company and its subsidiaries being in full force and effect at the closing, including the possibility that such waivers fail to be in full force and effect at the closing because any two of William H. Berkman, Scott G. Bruce and Richard I. Goldstein have ceased to continue in their current capacities as Chief Executive Officer, President and Chief Operating Officer of the Company, respectively, at the closing, and (iii) the Company having a specified minimum cash balance and the Company or any of its subsidiaries having an additional specified amount of additional cash, in each case at the closing; the possibility that compliance with the minimum cash condition to the consummation of the proposed transaction may limit the growth of the Company’s business, depending on the availability to the Company of other sources of capital that are permitted under the terms of the definitive agreement entered into in connection with the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on our ability to retain and hire key personnel, our ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from our ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations, including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended June 30, 2023	Six months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2022
Revenue	$42,475	$83,689	$32,568	$63,167
Cost of service	2,421	4,313	2,027	2,868

Gross profit	40,054	79,376	30,541	60,299

Operating expenses:
Selling, general and administrative	25,486	54,950	21,205	43,892
Share-based compensation	5,389	10,573	5,496	10,088
Amortization and depreciation	23,950	47,035	19,324	38,075
Impairment - decommissions	1,500	2,550	1,272	2,037

Total operating expenses	56,325	115,108	47,297	94,092

Operating loss	(16,271)	(35,732)	(16,756)	(33,793)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	(11,982)	(27,461)	58,667	82,899
Interest expense	(18,957)	(36,628)	(16,714)	(32,812)
Other income (expense), net	3,751	6,966	(3,164)	(2,072)
Gain on extinguishment of debt	—	—	942	942

Total other income (expense), net	(27,188)	(57,123)	39,731	48,957

Income (loss) before income tax expense (benefit)	(43,459)	(92,855)	22,975	15,164
Income tax expense (benefit)	(201)	(1,785)	(577)	(3,743)

Net income (loss)	(43,258)	(91,070)	23,552	18,907
Net income (loss) attributable to noncontrolling interest	(1,402)	(3,629)	1,385	1,177

Net income (loss) attributable to stockholders	(41,856)	(87,441)	22,167	17,730
Stock dividend payment to holders of Series A Founders Preferred Stock	—	—	(40,832)	(40,832)

Net loss attributable to common stockholders	$(41,856)	$(87,441)	$(18,665)	$(23,102)

Loss per common share:
Basic and diluted	$(0.43)	$(0.90)	$(0.20)	$(0.25)
Weighted average common shares outstanding:
Basic and diluted	98,315,969	97,075,883	93,506,412	92,809,563

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$282,012	$224,258
Restricted cash	2,817	1,971
Short-term investments	19,914	39,205

Total cash, cash equivalents, restricted cash, and short-term investments	304,743	265,434
Trade receivables, net	10,496	8,200
Prepaid expenses and other current assets	29,091	28,773

Total current assets	344,330	302,407

Real property interests, net:
Right-of-use assets - finance leases, net	458,401	379,052
Telecom real property interests, net	1,651,931	1,569,676

Real property interests, net	2,110,332	1,948,728
Intangible assets, net	12,239	12,121
Property and equipment, net	1,222	1,241
Goodwill	80,509	80,509
Deferred tax asset	1,636	306
Restricted cash, long-term	53,766	88,054
Other long-term assets	18,552	20,124

Total assets	$2,622,586	$2,453,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$55,383	$48,767
Rent received in advance	33,781	26,551
Finance lease liabilities, current	13,355	15,589
Telecom real property interest liabilities, current	6,549	7,975

Total current liabilities	109,068	98,882
Finance lease liabilities	22,766	22,277
Telecom real property interest liabilities	1,252	4,483
Long-term debt, net of debt discount and deferred financing costs	1,692,943	1,503,352
Deferred tax liability	147,073	131,229
Other long-term liabilities	12,318	10,473

Total liabilities	1,985,420	1,770,696

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 99,717,040 and 95,283,563 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 10,255,811 and 12,795,694 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	1,088,385	1,060,055
Accumulated other comprehensive loss	(51,324)	(85,936)
Accumulated deficit	(426,260)	(338,819)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	610,811	635,310
Noncontrolling interest	26,355	47,484

Total liabilities and stockholders’ equity	$2,622,586	$2,453,490

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands)

	Six months ended June 30, 2023	Six months ended June 30, 2022
Cash flows from operating activities:
Net income (loss)	$(91,070)	$18,907
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	47,035	38,075
Amortization of finance lease and telecom real property interest liabilities discount	917	733
Impairment - decommissions	2,550	2,037
Realized and unrealized loss (gain) on foreign currency debt	27,461	(82,899)
Amortization of debt discount and deferred financing costs	3,504	2,715
Provision for bad debt expense	303	207
Share-based compensation	10,573	10,088
Deferred income taxes	(5,632)	(5,626)
Gain on extinguishment	—	(942)
Change in assets and liabilities:
Trade receivables, net	(2,232)	(881)
Prepaid expenses and other assets	3,123	(507)
Accounts payable, accrued expenses and other long-term liabilities	9,265	5,483
Rent received in advance	6,318	2,414

Net cash provided by (used in) operating activities	12,115	(10,196)

Cash flows from investing activities:
Investments in real property interests and related intangible assets	(150,402)	(259,721)
Advance deposits made for real property interest investments	(138)	(22,686)
Proceeds from sales of real property interests	262	—
Proceeds from maturities of short-term investments	20,000	—
Purchases of property and equipment	(348)	(195)

Net cash used in investing activities	(130,626)	(282,602)

Cash flows from financing activities:
Proceeds from borrowings under debt agreements	158,760	427,003
Repayments of term loans and other debt	—	(112,129)
Debt issuance costs	(2,933)	(12,571)
Proceeds from exercises of stock options	257	260
Repayments of finance lease and telecom real property interest liabilities	(16,408)	(7,407)

Net cash provided by financing activities	139,676	295,156

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	3,147	(19,208)

Net change in cash and cash equivalents and restricted cash	24,312	(16,850)

Cash and cash equivalents and restricted cash at beginning of period	314,283	632,193

Cash and cash equivalents and restricted cash at end of period	$338,595	$615,343

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$32,793	$30,063
Cash paid for income taxes	$2,684	$1,371

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We use certain additional financial measures not defined by generally accepted accounting principles in the United States (“GAAP”) that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income and gross profit. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense and transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuits (successful and unsuccessful) and related financing and integration activities. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Three months ended June 30, 2023	Six months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2022
(unaudited)
Net income (loss)	$(43,258)	$(91,070)	$23,552	$18,907
Amortization and depreciation	23,950	47,035	19,324	38,075
Interest expense	18,957	36,628	16,714	32,812
Income tax expense (benefit)	(201)	(1,785)	(577)	(3,743)

EBITDA	(552)	(9,192)	59,013	86,051
Impairment - decommissions	1,500	2,550	1,272	2,037
Realized and unrealized (gain) loss on foreign currency debt	11,982	27,461	(58,667)	(82,899)
Share-based compensation expense	5,389	10,573	5,496	10,088
Non-cash foreign currency adjustments	(1,408)	(1,442)	4,177	4,582
Transaction-related costs	2,073	9,268	472	612

Adjusted EBITDA	$18,984	$39,218	$11,763	$20,471

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling, marketing and underwriting activities included in selling, general and administrative expenses in the condensed consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the condensed consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets,” which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Six months ended June 30, 2023	Six months ended June 30, 2022
(unaudited)
Investments in real property interests and related intangible assets	$150,402	$259,721
Committed contractual payments for investments in real property interests and intangible assets	9,963	7,036
Foreign exchange translation impacts and other	(1,275)	(12,627)

Acquisition Capex	$159,090	$254,130

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue,” which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Six months ended June 30, 2023	Year ended December 31, 2022
(unaudited)
Revenue for year ended December 31		$135,456
Annualized in-place rents as of December 31		$157,553
Annualized in-place rents as of June 30	$176,696